EXHIBIT 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

CONTACTS
Investor Relations:	Media Relations:
973-430-6565	973-430-5924
Carlotta.Chan@pseg.com	Marijke.Shugrue@pseg.com

PSEG ANNOUNCES 2022 THIRD QUARTER RESULTS

NET INCOME OF $0.22 PER SHARE

NON-GAAP OPERATING EARNINGS OF $0.86 PER SHARE

Narrows 2022 Non-GAAP Operating Earnings Guidance to $3.40 - $3.50 per Share

(October 31, 2022 – Newark, NJ) Public Service Enterprise Group (NYSE: PEG) reported Net Income of $114 million, or $0.22 per share for the third quarter of 2022, compared to a Net Loss of $1,564 million, or a loss of $3.10 per share, in the third quarter of 2021 related to the impairment associated with the divestiture of PSEG Fossil assets. Non-GAAP Operating Earnings for the third quarter of 2022 were $429 million, or $0.86 per share, compared to non-GAAP Operating Earnings of $495 million, or $0.98 per share in the third quarter of 2021.

Ralph LaRossa, PSEG’s president and chief executive officer commented, “We are focused on continuing to grow the company through investments with appropriate risk adjusted returns, and increasing the predictability of our financial results. Through the first three quarters of 2022, we are on track to deliver on our earnings guidance for the full-year, which we have narrowed to $3.40 to $3.50 per share, affirming our midpoint. PSE&G’s investments in transmission and distribution infrastructure continue to produce rate base growth consistent with our long-term expectations. Our new Infrastructure Advancement Program, which launches investment in the critical “Last Mile” of our distribution system, and the Clean Energy Future investments, are also supporting wide-ranging decarbonization priorities — driven by energy efficiency, electric vehicles, solar investments, and creating clean energy jobs and training opportunities. I am also proud to announce that MSCI has raised PSEG’s corporate Environmental, Social and Governance rating to AAA from AA, placing us at its highest rating.”

“Passage of the Inflation Reduction Act of 2022 this past summer will have important revenue visibility and price stabilizing benefits for our 3,770-megawatt nuclear fleet, starting in 2024. Notably, the federal government has established a decade-long commitment to the preservation of existing nuclear generation through the creation of a production tax credit, which will extend the visibility and stability of cash flows into the next decade. These incentives will lower customer costs over time and support the continued operation of existing nuclear plants – which are New Jersey’s largest carbon-free base load energy resource.”

“Regarding the Ocean Wind 1 project in New Jersey, PSEG’s continuation as an equity owner is subject to its final investment decision (FID), which represents the decision to proceed to the construction phase of the project. We are reviewing our options regarding the status of PSEG’s

25% equity investment in the project. Last week, the BPU completed its review of offshore wind transmission and awarded several on-shore solutions. PSE&G was awarded $40 million of system upgrade work needed to accommodate the injection of offshore wind generation in central New Jersey. However, the BPU also indicated an additional solicitation to consider the state’s increased offshore wind generation targets. We remain optimistic that Coastal Wind Link’s emphasis on reliability and resiliency will keep it as a strong contender for any future transmission solicitations to bring regional offshore wind projects on-shore.” LaRossa added.

The following table provides a reconciliation of PSEG’s Net Income / (Loss) to non-GAAP Operating Earnings for the third quarter. See the accompanying Attachments for a complete list of items excluded from Net Income / (Loss) in the determination of non-GAAP Operating Earnings.

PSEG CONSOLIDATED

Third Quarter Comparative Results (unaudited)

	Income / (Loss) ($ millions)		Diluted Earnings (per share)
	2022	2021	2022	2021
Net Income / (Loss)	$114	$(1,564)	$0.22	$(3.10)
Reconciling Items	315	2,059	0.64	4.08
Non-GAAP Operating Earnings	$429	$495	$0.86	$0.98
PSEG Fully Diluted Average Shares Outstanding*			500M	504M

*

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended September 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares, as they were dilutive to non-GAAP results. M=Million.

LaRossa continued, “We are narrowing our non-GAAP Operating Earnings guidance for 2022, and remain confident in the growth potential of our regulated investments and are committed to the cost discipline needed to minimize the impact of current economic conditions.”

PSEG Non-GAAP Operating Earnings Guidance

($ millions except EPS)	Prior 2022E	Current 2022E
PSE&G	$1,510 - $1,560	$1,545 - $1,575
Carbon-Free, Infrastructure & Other	170 - 220	160 - 180
PSEG non-GAAP Operating Earnings	$1,680 - $1,780	$1,705 - $1,755
PSEG non-GAAP Operating EPS	$3.35 - $3.55	$3.40 - $3.50

E = Estimate

Guidance for Carbon-Free, Infrastructure & Other excludes results related to the fossil generating assets sold in February 2022.

Financial Results and Outlook

PSE&G

Public Service Electric & Gas

Third Quarter Comparative Results

($ millions, except EPS)	3Q 2022	3Q 2021	Q/Q Change
Net Income	$399	$389	$10
Earnings Per Share	$0.80	$0.77	$0.03

PSE&G’s results were $0.03 higher compared to the third quarter of 2021 driven by continued capital investments in transmission, distribution and clean energy. Compared to the third quarter of 2021, Transmission margin was flat, as growth in rate base of $0.02 per share was offset by the combination of the August 2021 formula rate settlement, which included a lower return on equity, and the timing of O&M recovery versus expense. For distribution, Electric margin was $0.02 favorable compared to third quarter 2021, driven by investments in Energy Strong II and the impact of the Conservation Incentive Program (CIP) mechanism. Gas margin improved by $0.01 per share over third quarter 2021, reflecting recoveries of Gas System Modernization Program II investments. Other margin, primarily related to our appliance service business, also added $0.01 per share compared with the third quarter of 2021.

O&M expense was $0.01 per share unfavorable compared with the third quarter of 2021. Interest expense was $0.01 per share unfavorable, reflecting higher investment. Flow-through taxes and other items had a net unfavorable impact of $0.01 per share compared to third quarter 2021, driven by the use of an annual effective tax rate. (For the year to date, unfavorable flow-through taxes of $0.07 per share (through September 30) will reverse in the fourth quarter of 2022.) Lower shares outstanding had a $0.01 per share benefit on third quarter 2022 results versus the year earlier quarter, reflecting the impact of the completed $500 million share repurchase program. In addition, non-operating pension expense was $0.01 per share favorable compared with the third quarter 2021.

Weather during the third quarter, as measured by the temperature-humidity index, was 19% warmer than normal but similar to conditions during the third quarter of 2021. With the CIP in effect, variations in weather (positive or negative) have a limited impact on electric and gas margins while enabling the widespread adoption of PSE&G’s energy efficiency programs. PSE&G’s system peak load exceeded 10,000 MW for a second summer in a row on August 9. Growth in the number of electric and gas customers has continued to track at approximately 1% for the trailing 12-month period ended September 30.

PSE&G invested approximately $795 million during the third quarter and $2.2 billion year to date through September 30. PSE&G now expects a revised capital spending forecast of $3 billion for 2022, up from the planned 2022 capital program of $2.9 billion. The 2022 capital spending program includes transmission investment, the continued rollout of the Gas System

Modernization Program II, Energy Strong II, the Clean Energy Future investments, and the Infrastructure Advancement Program focused on our distribution system’s “Last Mile.”

On the regulatory front, in September 2022, PSE&G filed a petition with the BPU requesting an accounting order with an effective date of January 1, 2023, to authorize PSE&G to modify its method for calculating pension expense for ratemaking purposes, which would partly reduce future variability in pension expense. Also in September, PSE&G filed a petition with the BPU requesting a $320 million, 9-month extension of its Clean Energy Future - Energy Efficiency program, which would align future program timing with those of the other New Jersey electric and gas utilities. In October 2022, PSE&G filed its annual Transmission Formula Rate update with FERC, which increases its annual transmission revenue requirement by $69 million effective January 1, 2023.

PSE&G’s forecast of Net Income for 2022 is narrowed to $1,545 million - $1,575 million (from $1,510 million - $1,560 million), reflecting strong transmission and distribution margin growth.

PSEG Carbon-Free, Infrastructure & Other (CFIO)

Carbon-Free, Infrastructure & Other

Third Quarter Comparative Results

($ millions, except per share amounts)	3Q 2022	3Q 2021	Q/Q Change
Net Loss	$(285)	$(1,953)	$1,668
Net Loss Per Share (EPS)	$(0.58)	$(3.87)	$3.29
Non-GAAP Operating Earnings*	$30	$106	$(76)
Non-GAAP Operating EPS	$0.06	$0.21	$(0.15)
Fully Diluted Avg. Shares Outstanding**	500M	504M

*	Non-GAAP Operating Earnings for 3Q 2022 exclude the results of fossil generation sold in February 2022.
**

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months ended September 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares, as they were dilutive to non-GAAP results. M=Million.

CFIO reported a Net Loss of $285 million, or $(0.58) per share for the third quarter of 2022, compared with a Net Loss of $1,953 million, or $(3.87) per share in the third quarter of 2021. Non-GAAP Operating Earnings for CFIO were $0.15 per share lower than in the third quarter of 2021, driven by lower margin related to the fossil divestiture, lower capacity prices for the remaining nuclear fleet and re-contracting at lower prices. For the third quarter of 2022, electric gross margin declined by $0.29 per share, which includes re-contracting approximately 8 TWh of nuclear generation at a $3/MWh lower average price. In addition, higher off-system sales at Gas Operations added $0.01 per share to total gross margin versus the third quarter of 2021.

Cost comparisons for the third quarter 2022 improved by $0.09 per share from the year-earlier period, driven by lower O&M, depreciation, and interest expense related to the fossil divestiture.

Taxes and Other were $0.04 per share favorable versus the third quarter of 2021. During 2021, the Solar Source sale was reflected in June, cessation of fossil depreciation began in August onward, and the retirement of PSEG Power’s outstanding debt occurred in October. Accordingly, the majority of favorable cost comparisons related to the fossil divestiture occurred in the first half of 2022.

Nuclear generating output declined slightly to approximately 8 TWh in the third quarter of 2022, reflecting the ramp down of Hope Creek and Peach Bottom 2 into fourth quarter refueling outages. The capacity factor of the nuclear fleet for the year-to-date period through September 30 was 94.3%. PSEG forecasts generation output of approximately 7 TWh for the fourth quarter of 2022, and has hedged approximately 95% - 100% of this production at an average price of $27/MWh. For 2023, PSEG is forecasting nuclear baseload output of 30 to 32 TWh and has hedged 95% - 100% of this output at an average price of $30/MWh. For 2024, PSEG is forecasting nuclear baseload output of 29 to 31 TWh and has hedged 55% - 60% of this output at an average price of $32/MWh.

PSEG Power had net cash collateral postings of $2.2 billion at September 30 related to out-of-the-money hedge positions as a result of higher energy prices during the first three quarters of 2022. As of October 28, net cash collateral postings were $1.7 billion. The majority of this collateral relates to hedges in place through the end of 2023 and is expected to be returned as PSEG Power satisfies its obligations under those contracts.

The forecast of non-GAAP Operating Earnings for Carbon-Free, Infrastructure & Other is narrowed to $160 million - $180 million (from $170 million - $220 million), reflecting higher interest costs. The CFIO guidance for 2022 excludes results related to the fossil assets sold in February 2022.

###

PSEG will host a conference call to review its Third Quarter 2022 results with the financial community at 11AM EDT today. This event can be accessed by visiting https://investor.pseg.com/investor-news-and-events to register.

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company focused on a clean energy future. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. PSEG’s commitment to ESG and sustainability is demonstrated in our net-zero 2030 climate vision, our pursuit of science-based emissions reductions targets and participation in the U.N. Race to Zero effort through Business Ambition for 1.5°C, as well as our inclusion on the Dow Jones Sustainability North America Index, the Bloomberg Gender-Equality Index and the list of America’s most JUST Companies. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island (https://corporate.pseg.com).

Non-GAAP Financial Measures

Management uses non-GAAP Operating Earnings in its internal analysis, and in communications with investors and analysts, as a consistent measure for comparing PSEG’s financial performance to previous financial results. Non-GAAP Operating Earnings exclude the impact of returns (losses) associated with the Nuclear Decommissioning Trust (NDT), Mark-to-Market (MTM) accounting and material one-time items.

See Attachments 8 and 9 for a complete list of items excluded from Net Income/(Loss) in the determination of non-GAAP Operating Earnings. The presentation of non-GAAP Operating Earnings is intended to complement, and should not be considered an alternative to the presentation of Net Income/(Loss), which is an indicator of financial performance determined in accordance with GAAP. In addition, non-GAAP Operating Earnings as presented in this release may not be comparable to similarly titled measures used by other companies.

Due to the forward looking nature of non-GAAP Operating Earnings guidance, PSEG is unable to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure. Management is unable to project certain reconciling items, in particular MTM and NDT gains (losses), for future periods due to market volatility.

Forward-Looking Statements

Certain of the matters discussed in this report about our and our subsidiaries’ future performance, including, without limitation, future revenues, earnings, strategies, prospects, consequences and all other statements that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. When used herein, the words “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” variations of such words and similar expressions are intended to identify forward-looking statements. Factors that may cause actual results to differ are often presented with the forward-looking statements themselves. Other factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in filings we make with the United States Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K. These factors include, but are not limited to:

•	any inability to successfully develop, obtain regulatory approval for, or construct transmission and distribution, and solar and wind generation projects;

•

the physical, financial and transition risks related to climate change, including risks relating to potentially increased legislative and regulatory burdens, changing customer preferences and lawsuits;

•

any equipment failures, accidents, critical operating technology or business system failures, severe weather events, acts of war, terrorism, sabotage, cyberattack or other incidents that may impact our ability to provide safe and reliable service to our customers;

•	any inability to recover the carrying amount of our long-lived assets;

•	disruptions or cost increases in our supply chain, including labor shortages;

•	any inability to maintain sufficient liquidity or access sufficient capital on commercially reasonable terms;

•	the impact of cybersecurity attacks or intrusions or other disruptions to our information technology, operational or other systems;

•	the impact of the ongoing coronavirus pandemic;

•	failure to attract and retain a qualified workforce;

•	inflation, including increases in the costs of equipment, materials, fuel and labor;

•	the impact of our covenants in our debt instruments on our business;

•	adverse performance of our nuclear decommissioning and defined benefit plan trust fund investments and changes in funding requirements and pension costs;

•	the failure to complete, or delays in completing, the Ocean Wind 1 offshore wind project and the failure to realize the anticipated strategic and financial benefits of this project;

•	fluctuations in wholesale power and natural gas markets, including the potential impacts on the economic viability of our generation units;

•	our ability to obtain adequate nuclear fuel supply;

•	market risks impacting the operation of our nuclear generating stations;

•	changes in technology related to energy generation, distribution and consumption and changes in customer usage patterns;

•	third-party credit risk relating to our sale of nuclear generation output and purchase of nuclear fuel;

•	any inability to meet our commitments under forward sale obligations;

•	reliance on transmission facilities to maintain adequate transmission capacity for our nuclear generation fleet;

•	the impact of changes in state and federal legislation and regulations on our business, including PSE&G’s ability to recover costs and earn returns on authorized investments;

•	PSE&G’s proposed investment programs may not be fully approved by regulators and its capital investment may be lower than planned;

•	our ability to advocate for and our receipt of appropriate regulatory guidance to ensure long-term support for our nuclear fleet;

•	adverse changes in and non-compliance with energy industry laws, policies, regulations and standards, including market structures and transmission planning and transmission returns;

•

risks associated with our ownership and operation of nuclear facilities, including increased nuclear fuel storage costs, regulatory risks, such as compliance with the Atomic Energy Act and trade control, environmental and other regulations, as well as financial, environmental and health and safety risks;

•	changes in federal and state environmental laws and regulations and enforcement;

•	delays in receipt of, or an inability to receive, necessary licenses and permits; and

•	changes in tax laws and regulations.

All of the forward-looking statements made in this report are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this report apply only as of the date of this report. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or navigating to the Email Alerts webpage here.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Three Months Ended September 30, 2022
	PSEG	Eliminations(b)	PSE&G	Carbon-Free, Infrastructure & Other (CFIO)(a)
OPERATING REVENUES	$2,272	$(114)	$1,953	$433
OPERATING EXPENSES
Energy Costs	1,012	(114)	791	335
Operation and Maintenance	765	(17)	452	330
Depreciation and Amortization	270	5	229	36
Gains (Losses) on Asset Dispositions and Impairments	52	—	(1)	53

Total Operating Expenses	2,099	(126)	1,471	754
OPERATING INCOME	173	12	482	(321)
Income from Equity Method Investments	5	—	—	5
Net Gains (Losses) on Trust Investments	(97)	(2)	—	(95)
Other Income (Deductions)	43	(5)	25	23
Net Non-Operating Pension and OPEB Credits (Costs)	94	7	70	17
Interest Expense	(163)	—	(109)	(54)

INCOME (LOSS) BEFORE INCOME TAXES	55	12	468	(425)
Income Tax Benefit (Expense)	59	(12)	(69)	140

NET INCOME (LOSS)	$114	$—	$399	$(285)

Reconciling Items Excluded from Net Income (Loss)(c)	315	—	—	315

OPERATING EARNINGS (non-GAAP)	$429	$—	$399	$30

Earnings Per Share
NET INCOME (LOSS)	$0.22	$—	$0.80	$(0.58)

Reconciling Items Excluded from Net Income (Loss)(c)	0.64	—	—	0.64

OPERATING EARNINGS (non-GAAP)	$0.86	$—	$0.80	$0.06

	Three Months Ended September 30, 2021
	PSEG	Eliminations(b)	PSE&G	CFIO(a)
OPERATING REVENUES	$1,903	$(127)	$1,820	$210
OPERATING EXPENSES
Energy Costs	860	(128)	698	290
Operation and Maintenance	807	(6)	422	391
Depreciation and Amortization	283	7	226	50
(Gains) Losses on Asset Dispositions and Impairments	2,158	—	(4)	2,162

Total Operating Expenses	4,108	(127)	1,342	2,893
OPERATING INCOME	(2,205)	—	478	(2,683)
Income from Equity Method Investments	3	—	—	3
Net Gains (Losses) on Trust Investments	(17)	1	—	(18)
Other Income (Deductions)	35	(5)	20	20
Net Non-Operating Pension and OPEB Credits (Costs)	82	4	67	11
Interest Expense	(144)	—	(102)	(42)

INCOME (LOSS) BEFORE INCOME TAXES	(2,246)	—	463	(2,709)
Income Tax Benefit (Expense)	682	—	(74)	756

NET INCOME (LOSS)	$(1,564)	$—	$389	$(1,953)

Reconciling Items Excluded from Net Income (Loss)(c)	2,059	—	—	2,059

OPERATING EARNINGS (non-GAAP)	$495	$—	$389	$106

Earnings Per Share
NET INCOME (LOSS)	$(3.10)	$—	$0.77	$(3.87)

Reconciling Items Excluded from Net Income (Loss)(c)	4.08	—	—	4.08

OPERATING EARNINGS (non-GAAP)	$0.98	$—	$0.77	$0.21

(a)	Includes activities at PSEG Power, Energy Holdings, PSEG Long Island and the Parent.
(b)	Includes intercompany eliminations and activity at PSEG Services Corporation.
(c)	See Attachments 8 and 9 for details of items excluded from Net Income (Loss) to compute Operating Earnings (non-GAAP).

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ millions, except per share data)

	Nine Months Ended September 30, 2022
	PSEG	Eliminations(b)	PSE&G	CFIO(a)
OPERATING REVENUES	$6,661	$(935)	$5,905	$1,691
OPERATING EXPENSES
Energy Costs	3,022	(935)	2,389	1,568
Operation and Maintenance	2,310	(30)	1,349	991
Depreciation and Amortization	822	17	697	108
Gains (Losses) on Asset Dispositions and Impairments	90	—	(1)	91

Total Operating Expenses	6,244	(948)	4,434	2,758
OPERATING INCOME	417	13	1,471	(1,067)
Income from Equity Method Investments	16	—	—	16
Net Gains (Losses) on Trust Investments	(352)	(6)	(2)	(344)
Other Income (Deductions)	86	(15)	66	35
Non-Operating Pension and OPEB Credits (Costs)	282	19	211	52
Interest Expense	(450)	—	(319)	(131)

INCOME (LOSS) BEFORE INCOME TAXES	(1)	11	1,427	(1,439)
Income Tax Benefit (Expense)	244	(11)	(214)	469

NET INCOME (LOSS)	$243	$—	$1,213	$(970)

Reconciling Items Excluded from Net Income (Loss)(c)	1,178	—	—	1,178

OPERATING EARNINGS (non-GAAP)	$1,421	$—	$1,213	$208

Earnings Per Share
NET INCOME (LOSS)	$0.48	$—	$2.42	$(1.94)

Reconciling Items Excluded from Net Income (Loss) (c)	2.35	—	—	2.35

OPERATING EARNINGS (non-GAAP)	$2.83	$—	$2.42	$0.41

	Nine Months Ended September 30, 2021
	PSEG	Eliminations(b)	PSE&G	CFIO (a)
OPERATING REVENUES	$6,666	$(804)	$5,407	$2,063
OPERATING EXPENSES
Energy Costs	2,495	(804)	2,056	1,243
Operation and Maintenance	2,368	(18)	1,239	1,147
Depreciation and Amortization	946	20	698	228
(Gains) Losses on Asset Dispositions and Impairments	2,615	—	(4)	2,619

Total Operating Expenses	8,424	(802)	3,989	5,237
OPERATING INCOME	(1,758)	(2)	1,418	(3,174)
Income from Equity Method Investments	12	—	—	12
Net Gains (Losses) on Trust Investments	124	3	1	120
Other Income (Deductions)	93	(15)	72	36
Non-Operating Pension and OPEB Credits (Costs)	246	12	199	35
Interest Expense	(437)	—	(301)	(136)

INCOME (LOSS) BEFORE INCOME TAXES	(1,720)	(2)	1,389	(3,107)
Income Tax Benefit (Expense)	627	2	(214)	839

NET INCOME (LOSS)	$(1,093)	$—	$1,175	$(2,268)

Reconciling Items Excluded from Net Income (Loss)(c)	2,594	—	—	2,594

OPERATING EARNINGS (non-GAAP)	$1,501	$—	$1,175	$326

Earnings Per Share
NET INCOME (LOSS)	$(2.17)	$—	$2.33	$(4.50)

Reconciling Items Excluded from Net Income (Loss)(c)	5.15	—	—	5.15
Share Differential(c)	(0.02)	—	(0.01)	(0.01)

OPERATING EARNINGS (non-GAAP)	$2.96	$—	$2.32	$0.64

(a)	Includes activities at PSEG Power, Energy Holdings, PSEG Long Island and the Parent.
(b)	Includes intercompany eliminations and activity at PSEG Services Corporation.
(c)

See Attachments 8 and 9 for details of items excluded from Net Income (Loss) to compute Operating Earnings (non-GAAP) and the impact of using different share amounts (Share Differential) for calculating earnings per share for PSEG’s consolidated GAAP Net Loss versus consolidated Operating Earnings (non-GAAP).

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ millions)

	September 30,	December 31,
	2022	2021
DEBT
Commercial Paper and Loans	$2,235	$3,519
Long-Term Debt*	17,675	15,919

Total Debt	19,910	19,438
STOCKHOLDERS’ EQUITY
Common Stock	5,052	5,045
Treasury Stock	(1,380)	(896)
Retained Earnings	10,072	10,639
Accumulated Other Comprehensive Loss	(493)	(350)

Total Stockholders’ Equity	13,251	14,438

Total Capitalization	$33,161	$33,876

*	Includes current portion of Long-Term Debt

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ millions)

	Nine Months Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$243	$(1,093)
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	458	2,271

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	701	1,178

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(299)	(1,583)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(847)	1,693

Net Change in Cash, Cash Equivalents and Restricted Cash	(445)	1,288
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	863	572

Cash, Cash Equivalents and Restricted Cash at End of Period	$418	$1,860

Attachment 5

PUBLIC SERVICE ELECTRIC & GAS COMPANY

Retail Sales

(Unaudited)

September 30, 2022

Electric Sales

	Three Months	Change vs.	Nine Months	Change vs.
Sales (millions kWh)	Ended	2021	Ended	2021
Residential	4,959	6%	11,316	1%
Commercial & Industrial	7,244	1%	20,010	2%
Other	72	(1%)	244	0%

Total	12,275	3%	31,570	2%

Gas Sold and Transported

	Three Months	Change vs.	Nine Months	Change vs.
Sales (millions therms)	Ended	2021	Ended	2021
Firm Sales
Residential Sales	82	(10%)	1,030	(0%)
Commercial & Industrial	90	(7%)	756	4%

Total Firm Sales	172	(9%)	1,786	2%

Non-Firm Sales*
Commercial & Industrial	370	17%	766	13%

Total Non-Firm Sales	370		766

Total Sales	542	7%	2,552	5%

*	Contract Service Gas rate included in non-firm sales

Weather Data*

	Three Months	Change vs.	Nine Months	Change vs.
	Ended	2021	Ended	2021
THI Hours - Actual	14,961	1%	19,502	(5%)
THI Hours - Normal	12,529		16,654
Degree Days - Actual	36	1558%	3,007	4%
Degree Days - Normal	21		3,037

*

Winter weather as defined by heating degree days (HDD) to serve as a measure for the need for heating. For each day, HDD is calculated as HDD = 65°F – the average hourly daily temperature. Summer weather is measured by the temperature-humidity index (THI), which takes into account both the temperature and the humidity to measure the need for air conditioning. Both measures use data provided by the National Oceanic and Atmospheric Administration based on readings from Newark Liberty International Airport. Comparisons to normal are based on twenty years of historic data.

Attachment 6

Nuclear Generation Measures

(Unaudited)

	GWhr Breakdown		GWhr Breakdown
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Nuclear - NJ	5,248	5,332	15,496	15,079
Nuclear - PA	2,721	2,770	8,435	8,517

	7,969	8,102	23,931	23,596

	% Generation		% Generation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Nuclear - NJ	66%	66%	65%	64%
Nuclear - PA	34%	34%	35%	36%

	100%	100%	100%	100%

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Weighted Average Common Shares Outstanding (millions)*
Basic	497	504	498	504
Diluted	500	504	501	504
Stock Price at End of Period			$56.23	$60.90
Dividends Paid per Share of Common Stock	$0.54	$0.51	$1.62	$1.53
Dividend Yield			3.8%	3.3%
Book Value per Common Share			$26.67	$27.94
Market Price as a Percent of Book Value			211%	218%

*

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months and nine months ended September 30, 2021 as their impact was antidilutive to GAAP results.

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidated Operating Earnings (non-GAAP) Reconciliation

	Three Months Ended		Nine Months Ended
Reconciling Items	September 30,		September 30,
	2022	2021	2022	2021

	($ millions, Unaudited)
Net Income (Loss)	$114	$(1,564)	$243	$(1,093)
(Gain) Loss on Nuclear Decommissioning Trust (NDT) Fund Related Activity, pre-tax	98	17	355	(116)
(Gain) Loss on Mark-to-Market (MTM), pre-tax(a)	297	666	1,246	998
Plant Retirements, Dispositions and Impairments, pre-tax(b)	3	2,175	17	2,632
Lease Related Activity, pre-tax	53	10	53	10
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	(136)	(809)	(493)	(930)

Operating Earnings (non-GAAP)	$429	$495	$1,421	$1,501

PSEG Fully Diluted Average Shares Outstanding (in millions)(d)	500	504	501	504

	($ Per Share Impact - Diluted, Unaudited)
Net Income (Loss)	$0.22	$(3.10)	$0.48	$(2.17)
(Gain) Loss on NDT Fund Related Activity, pre-tax	0.20	0.03	0.71	(0.23)
(Gain) Loss on MTM, pre-tax(a)	0.60	1.32	2.49	1.98
Plant Retirements, Dispositions and Impairments, pre-tax(b)	0.01	4.31	0.03	5.22
Lease Related Activity, pre-tax	0.10	0.02	0.10	0.02
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	(0.27)	(1.60)	(0.98)	(1.84)
Share Differential(d)	—	—	—	(0.02)

Operating Earnings (non-GAAP)	$0.86	$0.98	$2.83	$2.96

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Nine months ended September 30, 2022 includes the results for fossil generation sold in February 2022.
(c)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and the additional investment tax credit (ITC) recapture related to the sale of PSEG Solar Source in 2021, and leveraged lease related activity, which is calculated at a combined leveraged lease effective tax rate.

(d)

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months and nine months ended September 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results. As a result of the use of different denominators for non-GAAP Operating Earnings and GAAP Net Loss, a reconciling line item “Share Differential,” has been added to the year to date results to reconcile the two EPS calculations.

Attachment 9

CFIO Operating Earnings (non-GAAP) Reconciliation

	Three Months Ended		Nine Months Ended
Reconciling Items	September 30,		September 30,
	2022	2021	2022	2021

	($ millions, Unaudited)
Net Loss	$(285)	$(1,953)	$(970)	$(2,268)
(Gain) Loss on NDT Fund Related Activity, pre-tax	98	17	355	(116)
(Gain) Loss on MTM, pre-tax(a)	297	666	1,246	998
Plant Retirements, Dispositions and Impairments, pre-tax(b)	3	2,175	17	2,632
Lease Related Activity, pre-tax	53	10	53	10
Income Taxes related to Operating Earnings (non-GAAP) reconciling items(c)	(136)	(809)	(493)	(930)

Operating Earnings (non-GAAP)	$30	$106	$208	$326

PSEG Fully Diluted Average Shares Outstanding (in millions)(d)	500	504	501	504

(a)	Includes the financial impact from positions with forward delivery months.
(b)	Nine months ended September 30, 2022 includes the results for fossil generation sold in February 2022.
(c)

Income tax effect calculated at the statutory rate except for qualified NDT related activity, which records an additional 20% trust tax on income (loss) from qualified NDT Funds, and the additional ITC recapture related to the sale of PSEG Solar Source in 2021, and leveraged lease related activity, which is calculated at a combined leveraged lease effective tax rate.

(d)

Approximately three million potentially dilutive shares were excluded from fully diluted average shares outstanding used to calculate the diluted GAAP loss per share for the three months and nine months ended September 30, 2021 as their impact was antidilutive to GAAP results. For non-GAAP per share calculations, we used fully diluted average shares outstanding of 507 million, including the three million potentially dilutive shares as they were dilutive to non-GAAP results.